Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Capstone Companies, Inc. (“Company”) on Form 10-Q for the fiscal period ended June 30, 2026, filed with the Securities and Exchange Commission (the “Report”), I, Dana E. Perez, Chief Financial Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

IN WITNESS WHEREOF, the undersigned has signed this statement on this 13th day of August, 2026.

/s/ Dana E. Perez
Dana E. Perez
Chief Financial Officer
(Principal Financial Executive and Accounting Officer)

A signed original of this written statement will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.